Exhibit 99.1

Delphi Reports Second Quarter 2017 Financial Results;
Raises Full Year Outlook

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today reported second quarter 2017 U.S. GAAP earnings from continuing operations of $1.38 per diluted share. Excluding special items, second quarter earnings from continuing operations totaled $1.71 per diluted share.

Second Quarter Highlights Include:

•	Revenue of $4.3 billion, up 5% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $369 million, diluted earnings per share from continuing operations of $1.38

◦	Excluding special items, earnings from continuing operations of $1.71 per diluted share, up 8%

•	Adjusted Operating Income of $587 million, up 1%

◦	U.S. GAAP Operating Income margin of 10.8%. Adjusted Operating Income margin of 13.6%

•	Generated $599 million of cash from continuing operations

•	Share repurchases and dividends of $173 million

Year-to-Date Highlights Include:

•	Revenue of $8.6 billion, up 7% adjusted for currency exchange, commodity movements, acquisitions and divestitures

•	U.S. GAAP net income from continuing operations of $704 million, diluted earnings per share from continuing operations of $2.62

◦	Excluding special items, earnings from continuing operations of $3.29 per diluted share, up 12%

•	Adjusted Operating Income of $1,124 million, up 3%

◦	U.S. GAAP Operating Income margin of 10.8%. Adjusted Operating Income margin of 13.1%

•	Generated $889 million of cash from continuing operations

•	Share repurchases and dividends of $444 million

•	Spin-off of Powertrain Systems segment remains on track for completion by March 2018

•	Raising full year outlook for sales and earnings

"Delphi delivered another strong quarter driven by our portfolio of relevant technologies," said Kevin Clark, president and chief executive officer. "Based on our strong first half performance, we are raising our sales and earnings outlook for the year. We continue to execute as planned on the announced spin-off of our Powertrain segment and remain committed to providing value to our customers and creating value for our shareholders."

Second Quarter 2017 Results
The Company reported second quarter 2017 revenue of $4.3 billion, an increase of 3% from the prior year period. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics businesses, revenue increased by 5% in the second quarter. This reflects growth of 3% in Europe, 16% in Asia, 15% in South America and consistent performance in North America.
The Company reported second quarter 2017 U.S. GAAP net income from continuing operations of $369 million and earnings from continuing operations of $1.38 per diluted share, compared to $258 million and $0.94 per diluted share in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $457 million, or $1.71 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $435 million, or $1.59 per diluted share.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $587 million, compared to $580 million in the prior year period, resulting from the continued above-market growth of our businesses in all regions. Second quarter Adjusted Operating margin was 13.6%, compared to 13.8% in the prior year period, reflecting the 40 basis point impact of the Mechatronics divestiture as well as continued investments for growth, offset by sales growth and the beneficial impacts of cost reduction initiatives, including our continuing rotation to best cost manufacturing locations in Europe. Depreciation and amortization expense (including asset impairment charges) totaled $181 million, a decrease from $190 million in the prior year period.
Interest expense for the second quarter totaled $35 million, as compared to $41 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense in the second quarter of 2017 was $62 million, resulting in an effective tax rate of approximately 14%, compared to $84 million, or an effective rate of 24%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings and the absence of certain restructuring charges recorded in the prior period for which no tax benefit was recognized.
The Company generated net cash flow from operating activities of $599 million in the second quarter, compared to $575 million in the prior year period.

Year-to-Date 2017 Results
For the six months ended June 30, 2017, the Company reported revenue of $8.6 billion, an increase of 4% from the prior year period, reflecting volume growth in all regions. Adjusted for currency exchange, commodity movements and the divestiture of the Company's Mechatronics businesses, revenue increased by 7% during the period. This reflects growth of 3% in North America, 6% in Europe, 13% in Asia and 15% in South America.
For the 2017 year-to-date period, the Company reported U.S. GAAP net income from continuing operations of $704 million and earnings from continuing operations of $2.62 per diluted share, compared to $578 million and $2.10 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $885 million, or $3.29 per diluted share, which includes the favorable impacts of a reduced share count and a lower tax rate compared to the prior period. Adjusted Net Income in the prior year period was $812 million, or $2.95 per diluted share.
The Company reported Adjusted Operating Income of $1,124 million for the six months ended June 30, 2017, compared to $1,092 million in the prior year period, resulting from the continued above-market growth of our businesses in all regions. Adjusted Operating margin was 13.1% for the six months ended June 30, 2017, compared to 13.2% in the prior year period, reflecting the 30 basis point impact of the Mechatronics divestiture, continued investments for growth and warranty charges, offset by sales growth and the beneficial impacts of cost reduction initiatives, including our continuing rotation to best cost manufacturing locations in Europe. Depreciation and amortization expense totaled $356 million, an increase from $352 million in the prior year period.
Interest expense for the six months ended June 30, 2017 totaled $69 million, as compared to $82 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the third quarter of 2016.
Tax expense for the six months ended June 30, 2017 was $123 million, resulting in an effective tax rate of approximately 15%, compared to $159 million, or an effective rate of 21%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings, the absence of certain restructuring charges recorded in the prior period for which no tax benefit was recognized and the impacts of discrete items.
The Company generated net cash flow from operating activities of $889 million in the six months ended June 30, 2017, compared to $843 million in the prior year period. As of June 30, 2017, the Company had cash and cash equivalents of $0.8 billion and total debt of $4.1 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States ("GAAP") are provided in the attached supplemental schedules.

Share Repurchase Program
During the second quarter of 2017, the Company repurchased 1.09 million shares for approximately $95 million under its existing authorized share repurchase program, leaving approximately $1,084 million available for future share repurchases. Year-to-date, the Company repurchased 3.65 million shares for approximately $288 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 and Full Year 2017 Outlook
The Company's third quarter and full year 2017 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2017	Full Year 2017
Net sales	$4,000 - $4,100	$16,850 - $17,050
Adjusted operating income	$520 - $540	$2,240 - $2,300
Adjusted operating income margin	~13.1%	~13.4% - 13.5%
Adjusted net income per share	$1.52 - $1.58	$6.55 - $6.75
Cash flow from operations		$1,850
Capital expenditures		$850
Adjusted effective tax rate	~15%	~15%

Spin-off of Powertrain Systems Segment
The Company continued its progress toward the planned tax-free spin-off of its Powertrain Systems segment into a new, independent publicly traded company, and remains on track to complete the transaction by March 2018. Certain details of the separation were included in the initial Form 10 registration statement that was filed with the Securities and Exchange Commission in June 2017, and further information will be included in future amendments to the Form 10 registration statement. Powertrain intends to have its ordinary shares listed on the New York Stock Exchange. There can be no assurance regarding the timing of the spin-off or its completion, and the transaction is subject to customary market, regulatory and other conditions.

Conference Call and Webcast
The Company will host a conference call to discuss the planned transaction and these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 54160666. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring, separation costs related to the planned spin-off of the Powertrain Systems segment, other acquisition and portfolio project costs, asset impairments and gains (losses) on business divestitures. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of Net sales.
Adjusted Net Income represents net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash

Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company's financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries. Visit delphi.com.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net sales	$4,318	$4,206	$8,610	$8,257
Operating expenses:
Cost of sales	3,419	3,346	6,864	6,608
Selling, general and administrative	301	278	589	555
Amortization	33	34	66	67
Restructuring	97	154	159	189
Total operating expenses	3,850	3,812	7,678	7,419
Operating income	468	394	932	838
Interest expense	(35)	(41)	(69)	(82)
Other income (expense), net	8	(5)	(20)	(4)
Income from continuing operations before income taxes and equity income	441	348	843	752
Income tax expense	(62)	(84)	(123)	(159)
Income from continuing operations before equity income	379	264	720	593
Equity income, net of tax	7	7	18	13
Income from continuing operations	386	271	738	606
Income from discontinued operations, net of tax	—	—	—	108
Net income	386	271	738	714
Net income attributable to noncontrolling interest	17	13	34	31
Net income attributable to Delphi	$369	$258	$704	$683

Amounts attributable to Delphi:
Income from continuing operations	$369	$258	$704	$578
Income from discontinued operations	—	—	—	105
Net income	$369	$258	$704	$683

Diluted net income per share:
Continuing operations	$1.38	$0.94	$2.62	$2.10
Discontinued operations	—	—	—	0.38
Diluted net income per share attributable to Delphi	$1.38	$0.94	$2.62	$2.48
Weighted average number of diluted shares outstanding	268.03	273.37	268.78	275.20

Cash dividends declared per share	$0.29	$0.29	$0.58	$0.58

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$792	$838
Restricted cash	1	1
Accounts receivable, net	3,127	2,938
Inventories	1,485	1,232
Other current assets	444	410
Total current assets	5,849	5,419
Long-term assets:
Property, net	3,671	3,515
Investments in affiliates	127	101
Intangible assets, net	1,232	1,240
Goodwill	1,628	1,508
Other long-term assets	549	509
Total long-term assets	7,207	6,873
Total assets	$13,056	$12,292
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$13	$12
Accounts payable	2,603	2,563
Accrued liabilities	1,554	1,573
Total current liabilities	4,170	4,148
Long-term liabilities:
Long-term debt	4,059	3,959
Pension benefit obligations	986	955
Other long-term liabilities	556	467
Total long-term liabilities	5,601	5,381
Total liabilities	9,771	9,529
Commitments and contingencies
Total Delphi shareholders’ equity	2,895	2,401
Noncontrolling interest	390	362
Total shareholders’ equity	3,285	2,763
Total liabilities and shareholders’ equity	$13,056	$12,292

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2017	2016
	(in millions)
Cash flows from operating activities:
Net income	$738	$714
Income from discontinued operations, net of tax	—	108
Income from continuing operations	738	606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	356	352
Restructuring expense, net of cash paid	53	93
Deferred income taxes	3	9
Income from equity method investments, net of dividends received	(18)	(9)
Other, net	80	63
Changes in operating assets and liabilities:
Accounts receivable, net	(184)	(141)
Inventories	(253)	(136)
Accounts payable	121	75
Other, net	30	(30)
Pension contributions	(37)	(39)
Net cash provided by operating activities	889	843
Cash flows from investing activities:
Capital expenditures	(393)	(412)
Proceeds from sale of property / investments	7	8
Net proceeds from divestiture of discontinued operations	—	52
Cost of business acquisitions, net of cash acquired	(40)	(15)
Cost of technology investments	(25)	(3)
Settlement of derivatives	(12)	(16)
Net cash used in investing activities from continuing operations	(463)	(386)
Net cash used in investing activities from discontinued operations	—	(4)
Net cash used in investing activities	(463)	(390)
Cash flows from financing activities:
Net (repayments) proceeds under other short-term debt agreements	(5)	51
Contingent consideration and deferred acquisition purchase price payments	(20)	—
Dividend payments of consolidated affiliates to minority shareholders	(10)	(12)
Repurchase of ordinary shares	(289)	(435)
Distribution of cash dividends	(156)	(159)
Taxes withheld and paid on employees' restricted share awards	(33)	(40)
Net cash used in financing activities	(513)	(595)
Effect of exchange rate fluctuations on cash and cash equivalents	41	—
Decrease in cash and cash equivalents	(46)	(142)
Cash and cash equivalents at beginning of period	838	579
Cash and cash equivalents at end of period	$792	$437

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	%	2017	2016	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,345	$2,352	—%	$4,687	$4,629	1%
Powertrain Systems	1,187	1,146	4%	2,355	2,263	4%
Electronics and Safety	821	748	10%	1,639	1,445	13%
Eliminations and Other (a)	(35)	(40)		(71)	(80)
Net Sales	$4,318	$4,206		$8,610	$8,257

Adjusted Operating Income
Electrical/Electronic Architecture	$333	$345	(3)%	$662	$652	2%
Powertrain Systems	162	134	21%	322	259	24%
Electronics and Safety	92	101	(9)%	140	181	(23)%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$587	$580		$1,124	$1,092

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and six months ended June 30, 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	267.41	272.92	268.30	274.77
Dilutive shares related to RSUs	0.62	0.45	0.48	0.43
Weighted average ordinary shares outstanding, including dilutive shares	268.03	273.37	268.78	275.20
Basic net income per share:
Continuing operations	$1.38	$0.95	$2.62	$2.10
Discontinued operations	—	—	—	0.38
Basic net income per share attributable to Delphi	$1.38	$0.95	$2.62	$2.48
Diluted net income per share:
Continuing operations	$1.38	$0.94	$2.62	$2.10
Discontinued operations	—	—	—	0.38
Diluted net income per share attributable to Delphi	$1.38	$0.94	$2.62	$2.48

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, income (loss) from discontinued operations, net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating Income margin represents Operating Income as a percentage of Net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of Net sales.

Consolidated Adjusted Operating Income
	Three Months Ended June 30,				Six Months Ended June 30,
	2017		2016		2017		2016
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Delphi	$369		$258		$704		$683
Interest expense	35		41		69		82
Other (income) expense, net	(8)		5		20		4
Income tax expense	62		84		123		159
Equity income, net of tax	(7)		(7)		(18)		(13)
Income from discontinued operations, net of tax	—		—		—		(108)
Net income attributable to noncontrolling interest	17		13		34		31
Operating income	$468	10.8%	$394	9.4%	$932	10.8%	$838	10.1%
Restructuring	97		154		159		189
Separation costs	15		—		15		—
Other acquisition and portfolio project costs	3		10		9		43
Asset impairments	4		22		9		22
Adjusted operating income	$587	13.6%	$580	13.8%	$1,124	13.1%	$1,092	13.2%

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2017	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$318	$76	$74	$—	$468
Restructuring	13	67	17	—	97
Separation costs	—	15	—	—	15
Other acquisition and portfolio project costs	2	—	1	—	3
Asset impairments	—	4	—	—	4
Adjusted operating income	$333	$162	$92	$—	$587

Depreciation and amortization (a)	$104	$52	$25	$—	$181

Three Months Ended June 30, 2016	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income (loss)	$323	$(16)	$87	$—	$394
Restructuring	17	126	11	—	154
Other acquisition and portfolio project costs	5	2	3	—	10
Asset impairments	—	22	—	—	22
Adjusted operating income	$345	$134	$101	$—	$580

Depreciation and amortization (a)	$100	$70	$20	$—	$190

Six Months Ended June 30, 2017	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$631	$220	$81	$—	$932
Restructuring	26	77	56	—	159
Separation costs	—	15	—	—	15
Other acquisition and portfolio project costs	5	2	2	—	9
Asset impairments	—	8	1	—	9
Adjusted operating income	$662	$322	$140	$—	$1,124

Depreciation and amortization (a)	$205	$102	$49	$—	$356

Six Months Ended June 30, 2016	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Eliminations and Other	Total
Operating income	$585	$96	$157	$—	$838
Restructuring	35	135	19	—	189
Other acquisition and portfolio project costs	32	6	5	—	43
Asset impairments	—	22	—	—	22
Adjusted operating income	$652	$259	$181	$—	$1,092

Depreciation and amortization (a)	$195	$116	$41	$—	$352

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company's financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Delphi before discontinued operations, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Net income attributable to Delphi	$369	$258	$704	$683
Income from discontinued operations attributable to Delphi, net of tax	—	—	—	(105)
Income from continuing operations attributable to Delphi	369	258	704	578
Adjusting items:
Restructuring	97	154	159	189
Separation costs	15	—	15	—
Other acquisition and portfolio project costs	3	10	9	43
Asset impairments	4	22	9	22
Reserve for Unsecured Creditors litigation	(17)	—	10	—
Tax impact of adjusting items (a)	(14)	(9)	(21)	(20)
Adjusted net income attributable to Delphi	$457	$435	$885	$812

Weighted average number of diluted shares outstanding	268.03	273.37	268.78	275.20
Diluted net income per share from continuing operations attributable to Delphi	$1.38	$0.94	$2.62	$2.10
Adjusted net income per share	$1.71	$1.59	$3.29	$2.95

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company's core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities from continuing operations, adjusted for the purchase price of business acquisitions (including the settlement of foreign currency derivatives in 2016 related to the 2015 acquisition of HellermannTyton) and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of cash flow before financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(in millions)
Cash flows from operating activities:
Income from continuing operations	$386	$271	$738	$606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	181	190	356	352
Restructuring expense, net of cash paid	49	88	53	93
Working capital	(43)	1	(316)	(202)
Pension contributions	(18)	(20)	(37)	(39)
Other, net	44	45	95	33
Net cash provided by operating activities from continuing operations	599	575	889	843

Cash flows from investing activities:
Capital expenditures	(178)	(172)	(393)	(412)
Net proceeds from divestiture of discontinued operations	—	—	—	52
Cost of business acquisitions, net of cash acquired	—	—	(40)	(15)
Cost of technology investments	(10)	—	(25)	(3)
Settlement of derivatives	(12)	(1)	(12)	(16)
Other, net	7	7	7	8
Net cash used in investing activities from continuing operations	(193)	(166)	(463)	(386)

Adjusting items:
Adjustment for net proceeds from divestiture of discontinued operations	—	—	—	(52)
Adjustment for the cost of business acquisitions, net of cash acquired	—	—	40	15
Adjustment for settlement of derivatives related to business acquisition	—	—	—	15
Cash flow before financing	$406	$409	$466	$435

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company's financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q3		Estimated Full Year
	2017 (1)		2017 (1)

	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Delphi	$351		$1,480
Interest expense	34		138
Other (income) expense, net	—		17
Income tax expense	62		267
Equity income, net of tax	(6)		(30)
Net income attributable to noncontrolling interest	15		69
Operating income	456	11.3%	1,941	11.5%
Restructuring	47		242
Separation costs	22		61
Other acquisition and portfolio project costs	5		17
Asset impairments	—		9
Adjusted operating income	$530	13.1%	$2,270	13.4%

Adjusted Net Income per share
Net income attributable to Delphi	$351		$1,480
Restructuring	47		242
Separation costs	22		61
Other acquisition and portfolio project costs	5		17
Asset impairments	—		9
Reserve for Unsecured Creditors litigation	—		10
Tax impact of adjusting items	(10)		(41)
Adjusted net income attributable to Delphi	$415		$1,778

Weighted average number of diluted shares outstanding	266.97		267.52
Diluted net income per share attributable to Delphi	$1.31		$5.53
Adjusted net income per share	$1.55		$6.65

(1) Prepared at the estimated mid-point of the Company's financial guidance range.

(2) Represents Operating Income and Adjusted Operating Income, respectively, as a percentage of estimated Net sales.

Investor Contact:
Elena Rosman
248.813.5091
elena.rosman@delphi.com

Media Contact:
Zach Peterson
248.561.3640
zachary.peterson@delphi.com